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                                                                EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


         This AGREEMENT, made effective as of January 1, 1998 (the "Effective Date"), by and between J&L Specialty Steel, Inc., a Pennsylvania corporation (the "Company") and Eugene A. Salvadore (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company upon the terms and conditions set forth herein,

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed as follows:

         1.       EMPLOYMENT.

                  (a) Effective January 1, 1998, the Company hereby agrees to employ Employee as President and Chief Executive Officer of the Company, and agrees to nominate Employee as a member of the Board of Directors ("Board") of the Company. Employee shall report directly to the Chairman of the Board and shall perform such duties as are customarily performed by a person holding the position of President and Chief Executive Officer in businesses as that engaged in by the Company and shall, in addition, render such other services as may be assigned to him from time to time by the Board.

                  (b) Employee hereby agrees to be employed as President and Chief Executive Officer of the Company and to serve as a member of its Board. Employee agrees that he shall at all times faithfully and to the best of his ability, perform all of the duties that may be required of him pursuant to the terms of this Agreement.

                  (c) As long as the principal offices of the Company are located in Pittsburgh, Pennsylvania, the Employee's principal place of employment shall be at the principal offices of the Company, with appropriate secretarial support, at the Company's expense.

                  (d) The Company represents and warrants to Employee that this Agreement has been duly and validly authorized and executed by and on behalf of the Company in accordance with its Articles of Incorporation and bylaws and that it constitutes the lawful and valid obligation of the Company.

                  (e) The Employee represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or other obligations

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                           or commitments of any kind that would in any way
                           hinder or interfere with his acceptance of, or the full performance of, such employment.


                  (f) The letter agreement date September 28, 1995 by and between Employee and the Company is hereby terminated as of the Effective Date.

         2. TERM. Unless earlier terminated in accordance with the provisions of Paragraph 4 below, this Agreement shall continue for an initial period beginning as of the Effective Date and ending five (5) years from the Effective Date ("the Initial Term"). After expiration of the Initial Term, and subject to the termination provisions herein contained, this Agreement will be automatically renewed for successive one (1) year terms, provided neither of the parties has given written notice to the other party of its or his intent not to renew at least sixty (60) days prior to the respective renewal date.

         3.       COMPENSATION AND RELATED MATTERS.

                  (a) Base Salary. During the Employee's employment hereunder, the Company shall pay to the Employee an annual base salary effective January 1, 1998 of $400,000 and Employee shall receive such amount less such deductions as are required by law or that Employee may elect in accordance with Company policy and procedure. For each contract year after 1998, the Board shall set Employee's annual base salary prior to the beginning of such year, provided that such annual base salary may not be lower than the previous year's annual base salary.

                           The following amounts are indicative of future base salaries that Employee and the Board of Directors deem may be appropriate:

                                 Effective January 1, 1999 -- $430,000
                                 Effective January 1, 2000 -- $465,000
                                 Effective January 1, 2001 -- $505,000
                                 Effective January 1, 2002 -- $550,000

                           The base salary shall be payable in equal periodic installments in accordance with the Company's salary practices. The base salary payments hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Employee's base salary hereunder.

                  (b) Restricted Shares. The Company shall reserve as an equity performance bonus up to one hundred thousand (100,000) restricted shares of the Company's common stock, (the "Shares"), in accordance with the terms and conditions of the Company's 1993 Stock Incentive Plan, or successor plan, and pursuant to such other terms and conditions as may be established by the Incentive Based Compensation Committee of the


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                           Company's Board of Directors. The Company shall
                           recommend to the Incentive Based Compensation Committee that shares be awarded to Employee on or before the dates and in the amounts set forth below:

                                         January 1, 1998 - 30,000 shares
                                         January 1, 1999 - 30,000 shares
                                         January 1, 2000 - 40,000 shares

                  (c) Profit Sharing. During the term of this Agreement, Employee shall be designated a participant in the Senior Management Incentive Plan (the "Incentive Plan") at a new Incentive Award Schedule A, Position Level A (100% maximum award potential) with performance levels (Threshold, Targets and Maximum performance levels) consistent with other performance levels set forth in the Incentive Plan, as the same may be amended from time to time.

                  (d) Supplemental Retirement Plan. Employee shall be deemed a participant in the Company's Executive Benefit Plan whose participation began prior to May 1, 1992, and on the Effective Date shall be credited with Years of Service under such Plan beginning on January 1, 1972. Employee's supplemental benefit shall be paid to him in accordance with the terms of the Executive Benefit Plan or in a lump sum (calculated in accordance with the terms of the Executive Benefit Plan) within thirty (30) days following termination of this Agreement by the Company without Cause or by the Employee with Good Reason.


                  (e) Memberships. During the term of Employee's employment hereunder Employee shall receive reimbursement from the Company for membership and club dues of the Employee at a downtown luncheon club, a health club and a country club of his choice, and for such other memberships and club dues as the Chairman of the Board determines are reasonable and necessary for the purpose of promoting and maintaining the business of the Company. It is further agreed that if Employee's employment under the Agreement terminates because of Employee's election to retire under the provisions of any of the Company's qualified or non-qualified pension plans, Company shall, to the extent it has the right to do so under applicable club rules and membership contracts, assign to Employee (or, in the case of Employee's death, to his spouse at the time of his death, if any, otherwise to his heirs) such existing memberships in such clubs.

                  (f) Estate and Tax Planning. For each calendar year from and including 1998 during any part of which the Employee is employed under this Agreement, Employee shall receive reimbursement from the Company for an amount equal to the Professional Expense Reimbursement for such calendar year. The "Professional Expense Reimbursement" for any calendar year shall be determined as follows: Determine the amount equal to the lesser of (a)


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                           Employee's out-of-pocket costs on account of personal
                           legal, estate and tax planning services incurred by Employee from time to time during such calendar year, or (b) the amount equal to the sum of (A) $5,000 ("Base Amount"), and (B) any portion of the Base Amounts from previous calendar years from and including 1998 not used in calculating the Professional Expense Reimbursement for any previous calendar year.

                  (g) Legal Fees. The Company shall reimburse Employee for Employee's reasonable out-of-pocket costs on account of fees and expenses of lawyers retained by Employee in connection with any action, suit, arbitration or proceeding between the Company and Employee in which Employee is the prevailing party as determined by a final non-appealable decision arising in connection with this Agreement, as amended from time to time.

                  (h) Expenses. During the term of the Employee's employment hereunder, the Employee shall receive reimbursement from the Company for all reasonable expenses incurred by the Employee in performing services hereunder, including, without limitation, all expenses of travel and living expenses while away from home on business at the request of or in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the standard policies and procedures established by the Company for reimbursement of expenses.


                  (i) Vacation. In addition to all holidays provided other employees of the Company, Employee shall be entitled to vacation in accordance with standard Corporate policy.

                  (j) Automobile. During the term of this Agreement, the Company shall make available to the Employee, at his request and for his use (without personal mileage reimbursement), an automobile registered and owned by the Corporation of a class at least comparable to the car now provided to Employee by the Company.

                  (k) Other Benefits. The Employee shall be entitled to participate in the same manner as other executives of the Company in such life insurance, medical, dental, disability, pension and retirement plans and other programs as may be approved from time to time by the Company for the benefit of its executives, except any other such plan or program with respect to which Employee voluntarily executes a legally effective waiver. Except as provided in Paragraph 3(m) hereof, nothing herein shall affect the Company's right to amend, modify or terminate any retirement or other benefit plan at any time for any reason.

                  (l) Gross-Up. The reimbursements and benefits provided under Paragraphs 4(e), (f), (g) and (j) shall be grossed-up for federal, state and local income taxes actually payable thereon by Employee, such that after giving effect



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                           to such taxes the Employee will retain an amount
                           equal to such pre-tax reimbursement.

                  (m) Amendment. Despite authority to amend and terminate the Incentive Plan, the 1993 Stock Incentive Plan and the Executive Benefit Plan contained in those plans, the Company agrees that it will not, at least until December 31, 2002 (unless the Agreement, as amended, is sooner terminated pursuant to Paragraph 4 thereof), either terminate any of those plans, or amend them in any way that would reduce the benefits to which the Employee would otherwise become entitled thereunder without the prior written consent of Employee. The Employee hereby consents to the amendment of the Incentive Plan to add a new Incentive Award Schedule A, Position Level A, as described in Paragraph 3(c) hereof.

         4.       TERMINATION OF EMPLOYMENT.

                  This Agreement and the Employee's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances during the term of this Agreement:

                  (a) Termination by Employee. Employee may terminate his employment with the Company for Good Reason or for any other reason by giving the Company not less than thirty (30) days prior written notice of the termination of his employment. For purposes of this Agreement, "Good Reason" shall mean any failure by the Company to comply with any material provision of this Agreement.

                  (b) Death. The Employee's employment hereunder shall terminate upon his death.

                  (c) Disability. If (i) the Employee is deemed disabled under the Company's Disability Benefit Plan, or any successor plan in which Employee participates, and the Employee shall have been absent from his duties hereunder, with the approval of a physician selected or approved by the Company, for a period of six (6) consecutive months during the term of this Agreement, and (ii) within thirty (30) days after written notice of termination is given by the Company to the Employee (which may occur at or after the end of such six (6) month period) the Employee shall not have returned to the performance of his duties hereunder on a full-time basis; then the Company may terminate the Employee's employment hereunder.

                  (d) Termination by Company. The Company may immediately terminate the Employee's employment hereunder for Cause or for any reason other than for Cause by giving Employee not less than thirty (30) days prior written notice. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Employee to substantially perform his duties



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                           hereunder (other than any such failure resulting from
                           Employee's incapacity due to physical or mental illness) after demand for such substantial performance is delivered by Company specifically identifying the manner in which the Company believes Employee has not substantially performed his duties,
                           (ii) his conviction of or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude or misappropriation of funds, (iii) the willful engaging by the Employee in misconduct which is materially injurious to the Company, monetarily or otherwise.

                  (e) Effect of Termination. Any termination of this Agreement will automatically act as a resignation of Employee from the Company's Board, effective as of the date of termination.

         5.       COMPENSATION UPON TERMINATION OF EMPLOYMENT.

                  (a) Disability. During any period that the Employee is deemed disabled under the Company's Disability Benefit Plan or any successor plan in which Employee participates ("Disability Period"), the Employee shall continue to receive his full base salary, profit sharing bonuses and restricted stock awards, together with the benefits and participation rights stated above, at the rate then in effect for such period until the expiration of the Initial Term or if the Initial Term has ended, until the expiration of any one year renewal periods. Payments so made to the Employee during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Employee under any disability benefit plans of the Company. After expiration of the Initial Term or any one year extension periods, Employee may be entitled to receive any disability benefits provided by the Company as well as any other benefits payable under any Company welfare, pension or benefit plans in which Employee participates, but Employee shall not be entitled to receive the Severance Payment (as hereinafter defined).

                  (b) Death, Termination for Cause or Termination Without Good Reason. If the Employee's employment shall be terminated as a result of Employee's death under Paragraph 4(b) hereof or for Cause under Paragraph 4(d) hereof, or by Employee under Paragraph 4(a) hereof for any reason other than Good Reason, the Company shall pay the Employee his full base salary through the date of termination at the rate in effect at the time a notice of termination is given plus all accrued and unpaid benefits (including all life insurance, profit sharing bonus, pension, health and welfare benefits in which the Employee was a participant in accordance with the terms of such plans) and the Company shall have no further obligations whatsoever under this Agreement except as expressly provided otherwise in this Agreement or under any plan or benefit stated above.



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                  (c)      Termination Other Than for Cause; Termination for
                           Good Reason. If the Employee's employment is terminated by the Company other than for Cause, or if Employee shall terminate his employment for Good Reason, then Employee shall be entitled to receive, within thirty (30) days of termination, a lump sum payment equal to the sum of his annualized base salary in the year of termination and profit sharing bonus (as calculated below) for the greater of (i) the balance of the Initial Term, or (ii) for three
                           (3) years, plus all accrued and unpaid benefits (including the awarding of any shares of restricted stock that have not yet been awarded under Paragraph 3(b) hereof) that Employee would have earned or accrued during such period had his employment not been so terminated (including years of service and participation for such period under the Executive Benefit Plan) to the extent permitted by law or under the terms of any qualified welfare or pension plan (collectively, the "Severance Payment"). The Employee's profit sharing bonus for purposes of this Paragraph 5(c) shall be calculated by applying the average of the two highest percentages used to calculate the amounts earned by Employee under the Incentive Plan in any of the five (5) immediately preceding years.

                  (d) Failure to Renew. In the event the Company elects not to renew this Agreement after the Initial Term or any one year extension period, the Employee may elect to receive the Severance Payment, in which case he will be bound by the provisions of Paragraphs 8 and 9 hereof. Alternatively, the Employee may elect not to receive the Severance Payment, in which case he will not be bound by the provisions of Paragraphs 8 and 9 hereof. Such election must be made no later than thirty (30) days after expiration of the Initial Term or any one year extension period.

                  (e) Retirement. In no event shall Employee be entitled to receive the Severance Payment if this Agreement terminates as a result of Employee's election to retire under the provisions of any of the Company's qualified or non-qualified pension plans.

                           Notwithstanding any provision in the Executive Benefit Plan to the contrary and regardless of whether Employee is vested under such plan, in the event of termination as described in Paragraphs 5(c) or 5(d), the Employee's retirement benefit payable under the Executive Benefit Plan shall be paid to the Employee in a single lump-sum payment as soon as practical following the occurrence of the event which gives rise to the right to payment. Such lump-sum payment shall be calculated in accordance with the terms of the Executive Benefit Plan and this Agreement and shall be in full satisfaction of any right the Employee may have to payment of a retirement benefit under the Executive Benefit Plan. To the full extent necessary to carry out the intent of the foregoing, this Agreement shall also be deemed to have amended the Executive Benefit Plan, effective as of the effective date of this Agreement.



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         6.       CORPORATE BOARDS AND OTHER MEMBERSHIPS.

                  As long as the Employee is President and Chief Executive Officer of the Company, any corporate boards of directors on which the Employee wishes to serve must have the prior approval of the Chairman of the Board. At such time as the Employee ceases to act as President and Chief Executive Officer of the Company, the Employee may serve on additional boards of directors subject to the terms of this Agreement, including Paragraph 8 hereof.

         7.       NON-DISCLOSURE OF INFORMATION.

                  (a) Employee shall not, directly or indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any Confidential Information (as defined below) either during his employment with the Company or at any time thereafter.

                  (b) Employee shall, at all times take all precautions necessary to protect from loss or disclosure by him of any and all documents or other information containing, referring to or relating to such Confidential Information. Upon termination of his employment with the Company the Employee shall promptly return to the Company any and all documents or other tangible property containing, referring to or relating to such Confidential Information, whether prepared by him or others.

                  (c) Notwithstanding any provision to the contrary in this Paragraph 7, this paragraph shall not apply to information which the Employee is legally required to disclose or to information which must be disclosed in connection with the performance of Employee's duties hereunder or to information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of the Employee. If Employee has reason to believe that he may be legally required to disclose Confidential Information, he shall give the Company reasonable notice prior to disclosure so that it may seek to protect the confidentiality of such information.

                  (d) For purposes of this Agreement "Confidential Information" means any information relating in any way to the business of the Company disclosed to or known to the Employee as a consequence of, result of, or through the Employee's employment by the Company which consists of technical and non-technical information about the Company's products, processes, programs, strategic plans, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by the Employee during the term of the Employee's employment by the Company. Confidential Information shall not include any of such items which are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.



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         8.       RESTRICTIONS ON COMPETITION.

                  In consideration of the receipt of the Severance Payment under Paragraphs 5(a), (c) or (d), if applicable, hereof, or in the event of Employee's retirement under Paragraph 5(e) hereof, Employee covenants and agrees that for a period of three (3) years (or one (1) year in the case of retirement under Paragraph 5(e) hereof) following the termination of Employee's employment under Paragraphs 5(a), (c), (d), if applicable, or
                  (e) hereof, Employee shall not, directly or indirectly engage in, participate in or assist, as principal or agent, officer, director, employee, franchisee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, any business whose activities, services or products are directly or indirectly competitive with the activities, services or products of the Company or its subsidiaries anywhere in the United States; provided, however, that the foregoing restriction shall not apply in the case of ownership of the stock of a company which is traded either on a national or a regional stock exchange or over-the-counter, where Employee directly or indirectly owns less than 5% of the stock of such company.

         9.       RESTRICTIONS ON SOLICITATION.

                  (a) Employee agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of or trade with, or otherwise do business with, any customer or prospective customer of the Company for any direct or indirect competitor of the Company. In consideration of the receipt of the Severance Payment under Paragraphs 5(a), (c) or (d), if applicable, hereof, or in the event of Employee's retirement under Paragraph 5(e) hereof, Employee further agrees that for three (3) years (or one (1) year in the case of retirement under Paragraph 5(e) hereof) following the termination of his employment under Paragraphs 5(a), (c) or (d), if applicable, or
                           (e) hereof, Employee shall not, directly or indirectly, solicit the trade of or trade with, any customer or prospective customer of the Company on behalf or for the benefit of any direct or indirect competitor of the Company, or directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

                  (b) During his employment with the Company, Employee shall not take any action which might divert from the Company any opportunity which would be within the scope of any present or contemplated future business of the Company.

         10.      SURVIVAL AND ENFORCEMENT.

                  (a) The provisions set forth in Paragraphs 7, 8 and 9 of this Agreement shall survive the termination of Employee's employment with the Company, or



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                           the expiration of this Agreement, as the case may be,
                           and shall continue to be binding upon Employee in accordance with their respective terms.

                  (b) Employee recognizes and acknowledges that the services to be rendered by him hereunder are of a special and unique character and that the restrictions on Employee's activities contained in this Agreement are required for the Company's reasonable protection. Employee agrees that if he shall breach Paragraphs 7, 8 or 9 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof.

                  (c) Notwithstanding Paragraph 13 of this Agreement, the parties hereto agree that any actions to enforce Paragraphs 7, 8 or 9 of this Agreement shall be brought before the Court of Common Pleas of Allegheny County, and the parties hereto hereby consent to the jurisdiction of such court. If any provision or provisions of Paragraphs 7, 8 or 9 shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         11.      NOTICES.

                  For the purpose of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or, unless otherwise specified, mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:       Eugene A. Salvadore
                                            233 Ash Court
                                            Wexford, PA 15090

                  If to the Company:        J&L Specialty Steel, Inc.
                                            c/o Corporate Secretary
                                            One PPG Place, 18th Floor
                                            Pittsburgh, PA 15222

                  or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



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         12.      KEY MAN LIFE INSURANCE.

                  During the Initial Term and any extension of the Initial Term, Employee agrees to be subject to physical examinations for the purpose of determining his insurability for life insurance for the benefit of the Company. Employee further agrees to execute and deliver any documents that may be necessary for the Company to obtain any such insurance on Employee. Notwithstanding the foregoing provisions, Employee understands and agrees that the Company shall have no obligation to purchase or maintain any key man life insurance on Employee.

         13.      ARBITRATION.

                  Except as otherwise provided in Paragraph 10 hereof, any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration, in accordance with the then current rules of the American Arbitration Association before a panel of three arbitrators. Any such arbitration shall take place in Pittsburgh, PA. Judgment upon the written award rendered by a majority of the arbitrators may be entered in the court having jurisdiction thereof. The written decision of a majority of the arbitrators shall be valid, binding and final, and shall be a condition precedent to any legal action that any party may contemplate against the other, except to compel arbitration pursuant hereto.

         14.      VALIDITY.

                  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16.      MODIFICATION.

                  This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements, arrangements and understandings between the parties hereto. No representation, promise, inducement or statement of intention has been made by or on behalf of either party hereto that is not set forth in this Agreement. This Agreement may not be amended or modified except by written instrument executed by the parties hereto.



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         17.      BINDING EFFECT ON AND ASSIGNMENT BY EMPLOYEE.

                  The terms and provisions of this Agreement shall be binding on and inure to the benefit of the Employee, his heirs at law, legatees, distributees, executors, administrators and other legal representatives. Neither this Agreement nor any of the Employee's interests, rights or obligations hereunder shall be assignable by the Employee.

         18.      ATTACHMENT.

                  Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, pledge, encumbrance, charge, levy, or similar process or assignment, and any attempt to do so shall be null and void.

         19.      BINDING EFFECT ON AND ASSIGNMENT BY COMPANY.

                  The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, acquisition, consolidation, purchase, or otherwise, all or substantially all of the equity or assets of the Company. Nothing in the Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its equity or assets to another person or entity. The Company may freely assign this Agreement and any portion of its rights and interests herein. In such event, such other person or entity shall assume this Agreement and all obligations of the Company hereunder. Upon such consolidation, merger, or transfer of equity or assets and assumption, the term the "Company" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

         20.      WAIVERS.

                  Any waiver by a party of any breach of this Agreement by any other party shall not be construed as a continuing waiver or as a consent to any subsequent breach by any other party. Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         21.      HEADINGS.

                  The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.



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         22.      GOVERNING LAW.

                  This Agreement shall be governed and construed and the legal relationship of the parties determined in accordance with the laws of applicable to contracts executed and to be performed solely in Pennsylvania.

         IN WITNESS WHEREOF, the parties have executed the Agreement as of the 9th day of December, 1997.


EMPLOYEE                                         J&L SPECIALTY STEEL, INC.


/s/  EUGENE A. SALVADORE                        By: /s/ GUY R. DOLLE
-----------------------------                       -------------------------
Name: Eugene A. Salvadore                       Name:  Guy R. Dolle
                                                Title: Chairman





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